UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/16/2005

MEMC ELECTRONIC MATERIALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-13828

DE	56-1505767
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

501 Pearl Drive (City of O'Fallon), Saint Peters, MO 63376
(Address of Principal Executive Offices, Including Zip Code)

636-474-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On March 16, 2005, MEMC Electronic Materials, Inc. (MEMC) issued a press release reporting the filing of its Form 10-K for the year ended December 31, 2004, with certain tax accounting adjustments from the previously announced financial results for the year. The 2004 financial statements included in the Form 10-K reflect adjustments to the year-end tax provision resulting in an increased income tax benefit and corresponding modest increase in net income, as well as increases in net deferred tax assts and other non-current liabilities. The press release also reports that, as a result of these tax adjustments, MEMC management has identified a material weakness in its internal control over financial reporting associated with accounting for income taxes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: March 16, 2005.	By:	/s/ Thomas E. Linnen
Thomas E. Linnen
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued March 16, 2005